16020 Industrial Drive, Gaithersburg, Maryland 20877 USA	Phone: (301) 869-9800, Fax: (301) 208-3798

FOR IMMEDIATE RELEASE

George Migausky	Jonathan Fassberg (investors)	Andrew Cole/Lesley Bogdanow (media)
BioVeris Corporation	The Trout Group	Sard Verbinnen & Co
(301) 869-9800, ext. 2013	(212) 477-9007, ext. 16	(415) 618-8750/(212) 687-8080

ROCHE TO ACQUIRE BIOVERIS FOR $21.50 PER SHARE

Gaithersburg, MD, April 4, 2007 – BioVeris Corporation (NASDAQ: BIOV) announced today that the Company has reached a definitive agreement under which Roche will acquire BioVeris for $21.50 per share in cash, or a total of approximately $600 million.

This acquisition will allow Roche Diagnostics to expand its immunochemistry business from the human diagnostics field into new market segments such as life science research, life science development, patient self testing, veterinary testing, drug discovery, drug development and clinical trials. By acquiring BioVeris, Roche will own the complete patent estate of the electrochemiluminescence (ECL) technology deployed in its Elecsys product line which gives Roche Diagnostics the opportunity to fully exploit the entire immunochemistry market.

Samuel J. Wohlstadter, Chairman and Chief Executive Officer of BioVeris, said, “We are pleased that this transaction will deliver substantial value to BioVeris shareholders. Given the history between the parties and the scope of Roche’s existing diagnostics business, Roche is the natural buyer for BioVeris. We look forward to working with our colleagues at Roche to facilitate a timely close and orderly integration.”

Severin Schwan, CEO Division Roche Diagnostics, said, “ECL is a highly innovative technology. In comparison with other detection technologies ECL offers distinct advantages such as enhanced sensitivity, short incubation times and broad measuring ranges. This acquisition ensures that Roche will be able to provide unrestricted access to all customers and therefore represents a significant growth opportunity for our immunochemistry business.”

The Boards of Directors of Roche and BioVeris have each unanimously approved the transaction, and the Board of Directors of BioVeris has recommended that BioVeris shareholders approve the transaction. Mr. Wohlstadter has entered into a voting agreement with Roche pursuant to which he has agreed to vote all of his shares, representing approximately 20% of the shares of BioVeris entitled to vote, in favor of the transaction. The transaction is subject to the approval of BioVeris’s shareholders, receipt of certain regulatory approvals and other customary closing conditions. Subject to satisfaction of these conditions, it is expected that the transaction will be closed during the third calendar quarter of 2007.

In connection with the acquisition by Roche, two newly formed entities established by Mr. Wohlstadter, will purchase from BioVeris rights to certain intellectual property and related assets associated with BioVeris’s vaccines research and a non-exclusive limited license to use the ECL technology. These transactions with Mr. Wohlstadter were approved by a Special Committee of independent directors of BioVeris’s board.

Lehman Brothers is serving as financial advisor to BioVeris and also provided a fairness opinion. Houlihan Lokey Howard & Zukin is serving as financial advisor to the Special Committee of independent directors of BioVeris’s board and provided a fairness opinion regarding the sale of certain BioVeris intellectual property and related assets to Mr. Wohlstadter. Skadden, Arps, Slate, Meagher & Flom LLP is serving as BioVeris’s legal counsel. Davis Polk & Wardwell and Foley & Lardner LLP are serving as Roche’s legal counsel.

About BioVeris Corporation

BioVeris Corporation is a global health care and biosecurity company developing proprietary technologies in diagnostics and vaccinology. The Company is dedicated to the development and commercialization of innovative products and services for healthcare providers, their patients and their communities. BioVeris is headquartered in Gaithersburg, Maryland. Further information about BioVeris is available at http://www.bioveris.com.

About Roche

Headquartered in Basel, Switzerland, Roche is one of the world’s leading research-focused healthcare groups in the fields of pharmaceuticals and diagnostics. As the global leader in biotechnology, Roche contributes on a broad range of fronts to improving people’s health and quality of life by supplying innovative products and services for the early detection, prevention, diagnosis and treatment of diseases. Roche is the world leader in in-vitro diagnostics, the leading supplier of drugs for cancer and transplantation and a market leader in virology. It is also engaged in other important therapeutic areas including autoimmune, inflammatory and metabolic disease and diseases of the central nervous system. In 2006 sales by the Pharmaceuticals Division totaled 33.3 billion Swiss francs, and the Diagnostics Division posted sales of 8.7 billion Swiss francs. Roche employs roughly 75,000 people worldwide and has R&D agreements and strategic alliances with numerous partners, including majority ownership interests in Genentech and Chugai. Additional information about the Roche Group is available on the Internet at www.roche.com.

IMPORTANT INFORMATION

BioVeris Corporation ("BioVeris") will file with the Securities and Exchange Commission (the "SEC") a current report on Form 8-K, which will include the merger agreement and related documents. The proxy statement that BioVeris plans to file with the SEC and mail to stockholders will contain information about BioVeris, the proposed merger and related matters. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT

INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. In addition to receiving the proxy statement from BioVeris by mail, stockholders will be able to obtain the proxy statement, as well as other filings containing information about BioVeris, without charge, from the SEC's website (http://www.sec.gov) or, without charge, from BioVeris at www.bioveris.com. This announcement is not a solicitation of proxy.

PARTICIPANTS IN SOLICITATION

BioVeris and its directors and executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies in connection with the merger. Information concerning BioVeris' participants is set forth in the proxy statement for BioVeris' 2006 annual meeting of stockholders, which was filed with the SEC on Schedule 14A on July 28, 2006. Additional information regarding the interests of participants of BioVeris in the solicitation of proxies in connection with the merger will be included in the proxy statement to be filed with the SEC. BioVeris' press releases and other Company information are available at BioVeris' website located at www.bioveris.com.

BioVeris Corporation Safe Harbor

This press release contains forward-looking statements within the meaning of the federal securities laws that relate to future events. All statements in this press release that are not historical facts, including any statements about the markets, potential markets, market growth, and the proposed merger transaction with Roche, are hereby identified as "forward-looking statements." The words "may," "should," "will," "expect," "could," "anticipate," "believe," "estimate," "plan," "intend" and similar expressions have been used to identify certain of the forward-looking statements. In this press release, BioVeris has based these forward-looking statements on management's current expectations, estimates and projections and they are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various important factors, including changes in BioVeris' strategy and business plans; the utility and customer acceptance of new products; and changes in general economic, business and industry conditions. The foregoing sets forth some, but not all, of the factors that could impact upon BioVeris' ability to achieve results described in any forward-looking statements. A more complete description of the risks applicable to BioVeris is provided in the Company's filings with the Securities and Exchange Commission (SEC) available at the SEC's web site at http://www.sec.gov. Investors are cautioned not to place undue reliance on these forward-looking statements. Investors also should understand that is not possible to predict or identify all risk factors and that neither this list nor the factors identified in BioVeris' SEC filings should be considered a complete statement of all potential risks and uncertainties. BioVeris has no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release.

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